EXHIBIT 10.53

                                PROMISSORY NOTE
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                                PROMISSORY NOTE

$1,000,000                                                       January 4, 1995

         FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY, Joseph R. Spalliero and Patricia Spalliero (together, "Borrower"), residing at 5114 Blackhawk Drive, Danville, California 94506, promise to pay to the order of Electronic Associates, Inc., a New Jersey corporation ("Lender"), at Lender's offices located at 185 Monmouth Parkway, West Long Branch, New Jersey, the principal sum of One Million Dollars ($ 1,000,000.00) in lawful money of the United States with interest thereon as provided herein on June 30, 1997 (or earlier as provided in the Section of this Note entitled "MANDATORY PAYMENTS"). Subject to mandatory prepayments as set forth in the Section entitled "Mandatory Payments" below, the entire outstanding principal balance hereof shall be paid in a lump sum together with all accrued and unpaid interest thereon. Interest on the principal shall accrue from the date of this Note at the lowest available federal rate for a 30 month loan made on the date of this Note. All capitalized terms used herein shall have the meanings ascribed to them in the Merger Agreement (hereafter defined) unless the context clearly requires the contrary.

MERGER AGREEMENT.
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         This Promissory Note ("Note") and the loan evidenced hereby (the
"Loan") is given under and subject to the Agreement and Plan of Reorganization dated as of December 12, 1994 by and among Borrower, Lender, EA Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Lender, and Tanon Manufacturing, Inc., a California corporation (the "Merger Agreement"), which Merger Agreement may be amended, modified, renewed or substituted without affecting in any way the validity or enforceability of this Note.

NON-RECOURSE LIABILITY.
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         Notwithstanding the above or anything to the contrary contained or implied in the Merger Agreement or this Note, Borrower's liability hereunder shall be non-recourse, and shall be secured solely by a pledge by Borrower of 192,308 shares of common stock of Lender (the "Collateral"), pursuant to a Collateral Pledge Agreement of even date herewith (the "Pledge Agreement").

         Subject to the immediately preceding paragraph, Borrower's liability under the Loan and this Note shall be unconditional and without regard to the liability of any other person, and shall not be affected by any indulgence, extension of time, renewal, waiver

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or modification of the Loan or this Note, or the release, substitution and/or addition of collateral security for the Loan or this Note. Borrower consents to any and all extensions of time, renewals or waivers, as well as the release substitution or addition of persons liable hereunder without affecting Borrower's liability hereunder provided that Borrower shall have received three
(3) days' prior notice from Lender of the same.

EVENT OF DEFAULT.
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         A material default under or material breach of the Pledge Agreement which remains uncured for a period of ten days after receipt by Borrower of written notice thereof shall be an Event of Default hereunder.

LENDER'S RIGHTS UPON DEFAULT.
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         Upon the occurrence and continuation of any Event of Default, Lender may do any or all of the following:

         (a) accelerate the maturity of this Note and demand immediate payment of all outstanding indebtedness hereunder, including but not limited to principal and accrued interest.

         (b) exercise all of the rights, privileges and remedies of a secured party under the Uniform Commercial Code of Pennsylvania (or of any other applicable state) with respect to the Collateral and all of its rights and remedies under the Collateral Pledge Agreement, all of which remedies shall be cumulative and not alternative.

MANDATORY PAYMENTS.
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         Pursuant to the Merger Agreement, Spalliero received 992,259 shares of common stock of Lender of which 496,130 shares are not registered under the 1933 Act (the latter shares being the "Unregistered Shares"). The Collateral consists of Unregistered Shares. All proceeds of the sale, if any, of any of the Unregistered Shares other than the Collateral prior to the date the indebtedness hereunder is due shall immediately upon receipt be paid to Lender (the "Mandatory Payments"), notwithstanding that the principal and interest hereunder is not otherwise due until June 30, 1997. All such Mandatory Payments shall be applied first to accrued interest and then on account of principal. Spalliero is not hereby obligated to sell the Unregistered Shares in order to repay the Loan or otherwise satisfy his obligations under this Note. The effectiveness of this Section shall terminate on June 30, 1997.

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PREPAYMENTS.
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         This Note may be prepaid in whole or in part, at any time without penalty. Any such prepayments shall be applied first to accrued interest to the date of prepayment and then on account of principal.

MISCELLANEOUS.
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         (a)  Borrower hereby waives protest, notice of protest,
presentment, dishonor, notice of dishonor and demand.

         (b) Lender shall not be deemed to have waived any of the terms, agreements, conditions and covenants hereof, except by a writing signed by an officer of Lender and delivered to Borrower.

         (c) This Note may be amended only by a written instrument which is signed by the parties hereto and which specifically refers to this Note and states that it is an amendment hereto.

         (d) This Note and all rights hereunder shall be governed by the internal laws of the Commonwealth of Pennsylvania (without regard to laws of conflict) and shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Lender, and its successors and assigns.

         (e) If any term of this Note shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

         (f) If Borrower shall pay any interest under the terms of this Note at a rate higher than the maximum rate allowed by applicable law, then such excess payment shall be credited as a payment of principal of the Loan, unless Borrower notifies Lender in writing to return any excess payment to Borrower.

         (g) Any notices required or permitted to be given pursuant to this Note or the Loan shall be sufficiently given if delivered in person or by overnight delivery service or sent by United States mail, postage prepaid to the addresses set forth on the first page hereof. If sent by mail, notice shall be deemed received on the third day following deposit in the mail.

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         IN WITNESS WHEREOF, Borrower has duly executed this Note the day and year first above written and has hereunto set Borrower's hand and seal.

Witness:_______________________                          /s/ Joseph R. Spalliero
                                                             Joseph R. Spalliero

Witness:_______________________                           /s/ Patricia Spalliero
                                                              Patricia Spalliero